Exhibit 99.1

Press Release

iStar Announces Second Quarter 2015 Results

•            Adjusted income allocable to common shareholders was $10 million, or $0.11 per diluted common share.

•            Originated $255 million of new investments.

•            Company has commenced tender offer for all outstanding 2002, 2003 and 2004 high performance units (HPUs) covering approximately 2.8 million underlying common stock equivalents.

NEW YORK, August 4, 2015

iStar (NYSE: STAR) today reported results for the second quarter ended June 30, 2015.

Second Quarter 2015 Results

iStar reported adjusted income allocable to common shareholders for the second quarter of $9.8 million, or $0.11 per diluted common share, compared to $28.9 million, or $0.26 per diluted common share for the second quarter 2014.

Adjusted income represents net income computed in accordance with GAAP, prior to the effects of certain non-cash items, primarily including depreciation, loan loss provisions, impairments, stock-based compensation and gain/loss on early extinguishment of debt. Please see the financial tables that follow the text of this press release for the Company’s calculations of adjusted income and reconciliation to GAAP net income (loss).

Net income (loss) allocable to common shareholders for the second quarter was $(31.0) million, or $(0.36) per diluted common share, compared to a loss of $(16.2) million, or $(0.19) per diluted common share for the second quarter 2014.

- more -

Investment Activity

iStar committed to new investments totaling $254.5 million during the second quarter. The Company funded a total of $126.0 million associated with new investments as well as ongoing developments and prior financing commitments during the quarter.

iStar generated $248.9 million of total proceeds from repayments and sales during the second quarter, ending the quarter with $637.1 million of available cash.

Portfolio Overview

At June 30, 2015, the Company’s portfolio totaled $5.18 billion, which is gross of $473.2 million of accumulated depreciation and $27.1 million of general loan loss reserves.

Real Estate Finance

At June 30, 2015, the Company’s real estate finance portfolio totaled $1.59 billion, gross of general loan loss reserves.  The portfolio included $1.51 billion of performing loans with a weighted average maturity of 2.4 years. The performing loans were comprised of $785.1 million of first mortgages / senior loans and $725.7 million of mezzanine / subordinated debt. The performing loans had a weighted average last dollar loan-to-value ratio of 67% and generated an 8.7% yield for the quarter. During the quarter, the Company invested $79.2 million and received $178.1 million of proceeds within its real estate finance portfolio.

During the quarter, the Company transferred to a third party a $100.0 million junior loan participation in a $250.0 million mezzanine loan commitment that it had previously originated. The Company had funded $38.9 million of the $100.0 million junior loan prior to transfer and received proceeds of $38.9 million upon transfer. Separately, the Company transferred to a third party a $100.0 million senior loan participation in a $220.2 million senior loan commitment that it had previously originated. The Company had fully funded the $100.0 million transferred participation prior to transfer and received net proceeds of $99.2 million.

“The ability to take down the entire envelope of a large deal gives us a key competitive advantage by allowing us to provide our borrowers speed, flexibility and certainty of closing,” said Jay Sugarman, iStar’s chairman and chief executive officer. “The added benefit is we can elect to syndicate a piece of the loan in order to manufacture a synthetic note that meets our risk/return hurdles that would not otherwise be available in the market.”

At June 30, 2015, the Company’s non-performing loans (NPLs) had a carrying value of $83.6 million versus $64.8 million at the end of the first quarter. The Company recorded a $19.2 million provision for loan losses during the quarter, primarily associated with one new NPL. At June 30, 2015, loan loss reserves totaled $121.9 million, comprised of $27.1 million of general reserves and $94.8 million of asset specific reserves.

Net Lease

At the end of the quarter, iStar’s net lease portfolio totaled $1.62 billion, gross of $378.8 million of accumulated depreciation. During the quarter, the Company received $20.8 million of sales proceeds from its net lease portfolio. The Company recorded a $5.1 million gain associated with net lease properties sold during the quarter. In addition, the Company closed on a new build-to-suit transaction for its net lease fund whereby the fund will make an initial preferred equity investment and retain the option to purchase the property upon its completion by the developer.

The Company’s net lease portfolio totaled 18 million square feet across 33 states. Occupancy for the portfolio was 96.1% at the end of the quarter, with a weighted average remaining lease term of 14.3 years. The total net lease portfolio generated an unleveraged yield of 7.9% for the quarter.

Operating Properties

At the end of the quarter, the Company’s operating properties portfolio totaled $745.2 million, gross of $85.2 million of accumulated depreciation, and was comprised of $611.1 million of commercial and $134.1 million of residential real estate properties. During the quarter, the Company invested $16.6 million within its operating properties portfolio and received $40.4 million of proceeds from sales.

Commercial Operating Properties

The Company’s commercial operating properties represent a diverse pool of assets across a broad range of geographies and collateral types including office, retail and hotel properties. These properties generated $25.8 million of revenue offset by $20.1 million of expenses during the quarter. iStar generally seeks to reposition or redevelop these assets with the objective of maximizing their values through the infusion of capital and/or intensive asset management efforts.

At the end of the quarter, the Company had $109.0 million of stabilized commercial operating properties that were 88% leased and generated an unleveraged yield of 9.1% for the quarter. The remainder of the commercial operating portfolio was comprised of $502.1 million of transitional properties that were 57% leased and generated an unleveraged yield of 2.2% for the quarter. iStar is actively working to lease up and stabilize these properties. During the quarter, the Company executed commercial operating property leases covering approximately 300,000 square feet.

Residential Operating Properties

At the end of the quarter, the residential operating portfolio was comprised of 213 condominium units, generally located within luxury projects in major U.S. cities. During the quarter, iStar sold 56 condominium units, resulting in $40.4 million of proceeds and recorded $16.5 million of income, offset by $3.8 million of expenses.

Land & Development

At the end of the quarter, the Company’s land & development portfolio totaled $1.13 billion, gross of accumulated depreciation, and was comprised of 11 master planned community projects, 14 urban infill land parcels and six waterfront land parcels located throughout the United States.

Master planned communities represent large-scale residential projects that the Company will entitle, plan and/or develop. These projects are currently entitled for approximately 24,000 lots and residential/hotel units. The remainder of the Company’s land includes infill and waterfront parcels located in and around major cities that the Company intends to sell itself or in partnership with commercial real estate developers. These projects are currently entitled for over 7,000 lots and residential/hotel units, and select projects include commercial, retail and office uses.

Sales within the Company’s land portfolio generated gross margin and earnings from equity method investments totaling $5.8 million. This included $6.5 million land sales revenue, offset by $5.3 million of land development cost of sales and $4.5 million of earnings from the Company’s land development equity method investments. For the same period last year, the Company’s gross margin and earnings from equity method investments totaled $0.7 million.

At June 30, 2015, the Company had seven land projects in production, 12 in development and 12 in the pre-development phase. During the quarter, the Company invested $22.9 million in its land portfolio. As the Company continues to invest and build value in its land portfolio, it expects to move additional projects into production in the coming year and grow its land revenues.

Capital Markets

In April, the Company repaid $105.8 million outstanding on its 6.05% senior unsecured notes at maturity. In addition, during the quarter the Company repaid $3.1 million on its 2012 Secured Credit Facility, bringing the remaining balance to $345.0 million at June 30, 2015.

The Company’s weighted average cost of debt for the second quarter was 5.4%, down from 5.5% for the second quarter of last year. The Company’s leverage was 2.0x at June 30, 2015, at the low end of the Company’s targeted range of 2.0x – 2.5x. Please see the financial tables that follow the text of this press release for a calculation of the Company’s leverage.

The Company launched a tender offer for its outstanding HPUs during the quarter, which is scheduled to expire on August 12, 2015. Under the current terms, HPU holders can elect to receive $9.30 in cash, 0.7 shares of iStar common stock or a combination thereof for each common stock equivalent underlying their HPUs. The Company has binding commitments from holders representing approximately 61% of the HPUs to tender and not withdraw their units, and an additional 25% of the HPUs have been tendered as of July 30, 2015, but remain subject to withdrawal. The Company’s authorization for repurchasing shares of its common stock remains at $28.5 million.

Board of Directors

The Board of Directors has elected Clifford De Souza as a new director of the Company effective July 28, 2015. This expands the total number of directors to seven, six of which are independent. Mr. De Souza will serve on the Company’s audit committee.

Most recently, Mr. De Souza was Head of International Business at Mitsubishi UFJ Holdings (Japan) from 2012 to 2014 where he was responsible for all securities and investment banking activity, primary and secondary, outside of Japan. In this capacity he also served as Chairman of the Board of the US, Hong Kong and Singapore subsidiaries and on the board of its London entity. He also served as CEO of the London subsidiary from 2008 to 2012. Prior to this he held a number of senior capital market positions in various global institutions. He holds a B.A. in Physics from the University of Cambridge and a Ph.D. in Theoretical Physics from the University of Maryland.

•                      •                         •

iStar (NYSE: STAR) finances, invests in and develops real estate and real estate related projects as part of its fully-integrated investment platform. Building on over two decades of experience and more than $35 billion of transactions, iStar brings uncommon capabilities and new ways of thinking to commercial real estate and adapts its investment strategy to changing market conditions. The Company is structured as a real estate investment trust (“REIT”), with a diversified portfolio focused on larger assets located in major metropolitan markets.

iStar will hold a quarterly earnings conference call at 10:00 a.m. ET today, August 4, 2015. This conference call will be broadcast live over the internet and can be accessed by all interested parties through iStar’s website, www.istar.com. To listen to the live call, please go to the website’s “Investor” section at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on iStar’s website.

Note: Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although iStar believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from iStar’s expectations include general economic conditions and conditions in the commercial real estate and credit markets, the Company’s ability to generate liquidity and to repay indebtedness as it comes due, additional loan loss provisions, the amount and timing of asset sales, changes in NPLs, repayment levels, the Company’s ability to make new investments, the Company’s ability to maintain compliance with its debt covenants, actual results of condominium sales meeting our expectations, the Company’s ability to generate income and gains from operating properties and land and other risks detailed from time to time in iStar SEC reports.

Company Contacts:

David M. DiStaso, Chief Financial Officer

Jason Fooks, Vice President of Investor Relations & Marketing

1114 Avenue of the Americas

New York, NY 10036

(212) 930-9400

investors@istar.com

iStar

Consolidated Statements of Operations

(In thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
REVENUES
Operating lease income	$56,152	$60,967	$115,291	$123,075
Interest income	33,729	35,127	68,625	63,041
Other income	12,761	29,262	23,325	43,846
Land development revenue	6,543	4,487	14,801	8,630
Total revenues	$109,185	$129,843	$222,042	$238,592
COST AND EXPENSES
Interest expense	$55,824	$56,530	$110,456	$113,986
Real estate expense	36,355	40,554	75,989	83,167
Land development cost of sales	5,252	3,611	12,142	7,265
Depreciation and amortization	15,516	18,822	34,017	37,435
General and administrative(1)	20,586	26,623	41,340	46,411
Provision for (recovery of) loan losses	19,151	(2,792)	23,444	(6,192)
Impairment of assets	1,674	3,300	1,674	6,279
Other expense	888	4,690	3,011	4,911
Total costs and expenses	$155,246	$151,338	$302,073	$293,262
Income (loss) before earnings from equity method investments and other items	$(46,061)	$(21,495)	$(80,031)	$(54,670)
Loss on early extinguishment of debt	(44)	(23,587)	(212)	(24,767)
Earnings from equity method investments	8,785	24,093	15,332	27,270
Income (loss) from continuing operations before income taxes	$(37,320)	$(20,989)	$(64,911)	$(52,167)
Income tax (expense) benefit	(811)	215	(6,688)	722
Income (loss) from continuing operations	$(38,131)	$(20,774)	$(71,599)	$(51,445)
Income from sales of real estate	18,355	17,180	39,511	33,674
Net income (loss)	$(19,776)	$(3,594)	$(32,088)	$(17,771)
Net (income) loss attributable to noncontrolling interests	629	(325)	2,470	(779)
Net income (loss) attributable to iStar	$(19,147)	$(3,919)	$(29,618)	$(18,550)
Preferred dividends	(12,830)	(12,830)	(25,660)	(25,660)
Net (income) loss allocable to HPU holders and Participating Security holders(2)	1,027	542	1,776	1,431
Net income (loss) allocable to common shareholders	$(30,950)	$(16,207)	$(53,502)	$(42,779)

(1) For the three months ended June 30, 2015 and 2014, includes $3,947 and $3,196 of stock-based compensation expense, respectively.  For the six months ended June 30, 2015 and 2014, includes $7,186 and $5,271 of stock-based compensation expense, respectively.

(2) HPU Holders are current and former Company employees who purchased high performance common stock units under the Company’s High Performance Unit Program. Participating Security holders are non-employee directors who hold common stock equivalents and restricted stock awards granted under the Company’s LTIP who are eligible to participate in dividends.

iStar

Earnings Per Share Information

(In thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
EPS INFORMATION FOR COMMON SHARES
Income (loss) from continuing operations attributable to iStar(1)
Basic and diluted	$(0.36)	$(0.19)	$(0.63)	$(0.50)
Net income (loss)
Basic and diluted	$(0.36)	$(0.19)	$(0.63)	$(0.50)
Adjusted income
Basic	$0.11	$0.34	$0.21	$0.27
Diluted	$0.11	$0.26	$0.21	$0.26
Weighted average shares outstanding
Basic and Diluted (for net income per share)	85,541	84,916	85,519	84,868
Diluted (for adjusted income per share)	114,515	129,648	114,480	113,989
Common shares outstanding at end of period	85,568	85,153	85,568	85,153

EPS INFORMATION FOR HPU SHARES
Income (loss) from continuing operations attributable to iStar(1)
Basic and diluted	$(68.47)	$(36.13)	$(118.40)	$(95.40)
Net income (loss)
Basic and diluted	$(68.47)	$(36.13)	$(118.40)	$(95.40)
Weighted average shares outstanding
Basic and diluted	15	15	15	15

(1) Including preferred dividends, net (income) loss attributable to noncontrolling interests and income from sales of real estate.

iStar

Consolidated Balance Sheets

(In thousands)

(unaudited)

	As of	As of
	June 30, 2015	December 31, 2014
ASSETS

Real estate
Real estate, at cost	$3,011,978	$3,145,563
Less: accumulated depreciation	(473,162)	(468,849)
Real estate, net	$2,538,816	$2,676,714
Real estate available and held for sale	288,021	285,982
	$2,826,837	$2,962,696
Loans receivable and other lending investments, net	1,567,296	1,377,843
Other investments	289,500	354,119
Cash and cash equivalents	637,136	472,061
Accrued interest and operating lease income receivable, net	16,016	16,367
Deferred operating lease income receivable	98,091	98,262
Deferred expenses and other assets, net	238,487	181,785
Total assets	$5,673,363	$5,463,133

LIABILITIES AND EQUITY

Accounts payable, accrued expenses and other liabilities	$183,606	$180,902
Loan participations payable, net	141,452	—
Debt obligations, net	4,151,653	4,022,684
Total liabilities	$4,476,711	$4,203,586

Redeemable noncontrolling interests	$12,687	$11,199

Total iStar shareholders’ equity	$1,137,941	$1,197,092
Noncontrolling interests	46,024	51,256
Total equity	$1,183,965	$1,248,348

Total liabilities and equity	$5,673,363	$5,463,133

iStar

Segment Analysis

(In thousands)

(unaudited)

FOR THE THREE MONTHS ENDED JUNE 30, 2015

	Real Estate Finance	Net Lease	Operating Properties	Land & Dev	Corporate / Other	Total
Operating lease income	$—	$37,781	$18,116	$255	$—	$56,152
Interest income	33,729	—	—	—	—	33,729
Other income	798	121	10,591	154	1,097	12,761
Land development revenue	—	—	—	6,543	—	6,543
Earnings (loss) from equity method investments	—	1,666	298	4,463	2,358	8,785
Income from sales of real estate	—	5,127	13,228	—	—	18,355
Total revenue and other earnings	$34,527	$44,695	$42,233	$11,415	$3,455	$136,325
Real estate expense	—	(5,522)	(23,940)	(6,893)	—	(36,355)
Land development cost of sales	—	—	—	(5,252)	—	(5,252)
Other expense	(221)	—	—	—	(667)	(888)
Allocated interest expense	(14,563)	(16,933)	(7,057)	(7,876)	(9,395)	(55,824)
Allocated general and administrative(1)	(3,129)	(3,676)	(1,629)	(2,733)	(5,472)	(16,639)
Segment profit (loss)	$16,614	$18,564	$9,607	$(11,339)	$(12,079)	$21,367

(1) Excludes $3,947 of stock-based compensation expense.

AS OF JUNE 30, 2015

	Real Estate Finance	Net Lease	Operating Properties	Land & Dev	Corporate / Other	Total
Real estate
Real estate, at cost	$—	$1,542,197	$595,634	$874,147	$—	$3,011,978
Less: accumulated depreciation	—	(378,847)	(85,168)	(9,147)	—	(473,162)
Real estate, net	$—	$1,163,350	$510,466	$865,000	$—	$2,538,816
Real estate available and held for sale	—	2,708	138,187	147,126	—	288,021
Total real estate	$—	$1,166,058	$648,653	$1,012,126	$—	$2,826,837
Loans receivable and other lending investments, net	1,567,296	—	—	—	—	1,567,296
Other investments	—	70,409	11,391	113,009	94,691	289,500
Total portfolio assets	$1,567,296	$1,236,467	$660,044	$1,125,135	$94,691	$4,683,633
Cash and other assets						989,730
Total assets						$5,673,363

iStar

Supplemental Information

(In thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
ADJUSTED INCOME (1)
Reconciliation of Net Income to Adjusted Income
Net income (loss) allocable to common shareholders	$(30,950)	$(16,207)	$(53,502)	$(42,779)
Add: Depreciation and amortization	17,293	19,291	37,365	38,187
Add: Provision for (recovery of) loan losses	19,151	(2,792)	23,444	(6,192)
Add: Impairment of assets	1,674	3,300	6,011	6,279
Add: Stock-based compensation expense	3,947	3,196	7,186	5,271
Add: Loss on early extinguishment of debt	44	23,587	212	24,767
Less: HPU/Participating Security allocation	(1,352)	(1,507)	(2,385)	(2,211)
Adjusted income allocable to common shareholders	$9,807	$28,868	$18,331	$23,322

(1) Adjusted Income (loss) allocable to common shareholders should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. This non-GAAP financial measure should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. It should be noted that the Company’s manner of calculating this non-GAAP financial measure may differ from the calculations of similarly-titled measures by other companies. Management believes that it is useful to consider Adjusted Income because the adjustments are non-cash items that do not necessarily reflect an actual change in the long-term economic value or performance of our assets. Management considers this non-GAAP financial measure as supplemental information to net income in analyzing the performance of our underlying business. Depreciation and amortization includes our proportionate share of depreciation and amortization expense relating to equity method investments and excludes the portion of depreciation and amortization expense allocable to non-controlling interests. Impairment of assets includes impairments on cost and equity method investments recorded in other income and earnings from equity method investments, respectively.

iStar

Supplemental Information

(In thousands)

(unaudited)

	Six Months Ended June 30, 2015
OPERATING STATISTICS

Expense Ratio
General and administrative expenses - annualized (A)	$82,680
Average total assets (B)	$5,596,359
Expense Ratio (A) / (B)	1.5%

	As of
	June 30, 2015
Leverage
Book debt	$4,151,653
Less: Cash and cash equivalents	(637,136)
Net book debt (C)	$3,514,517

Book equity	$1,183,965
Add: Accumulated depreciation and amortization(1)	521,498
Add: General loan loss reserves	27,100
Sum of book equity, accumulated D&A and general loan loss reserves (D)	$1,732,563
Leverage (C) / (D)	2.0	x

(1) Accumulated depreciation and amortization includes iStar’s proportionate share of accumulated depreciation and amortization relating to equity method investments.

iStar

Supplemental Information

(In thousands)

(unaudited)

As of
June 30, 2015
UNFUNDED COMMITMENTS

Performance-based commitments	$727,693
Strategic investments	46,076
Discretionary fundings	16,469
Total Unfunded Commitments	$790,238

	As of
	June 30, 2015		December 31, 2014
LOAN RECEIVABLE CREDIT STATISTICS

Carrying value of NPLs / As a percentage of total carrying value of loans	$83,621	6.0%	$65,047	5.5%

Asset specific reserves for loan losses / As a percentage of gross carrying value of impaired loans(1)	$94,834	52.8%	$64,990	46.5%

Total reserve for loan losses / As a percentage of total gross carrying value of loans(1)	$121,934	8.0%	$98,490	7.6%

(1) Gross carrying value represents iStar’s carrying value of loans, gross of loan loss reserves.

iStar

Supplemental Information

(In millions)

(unaudited)

PORTFOLIO STATISTICS AS OF JUNE 30, 2015(1)

Property Type	Real Estate Finance	Net Lease	Operating Properties	Land & Dev	Total	% of Total
Office / Industrial	$164	$906	$188	$—	$1,258	24%
Land & Development	28	—	—	1,134	1,162	22%
Mixed Use / Collateral	479	—	247	—	726	14%
Entertainment / Leisure	—	506	—	—	506	10%
Hotel	307	136	54	—	497	10%
Condominium	236	—	134	—	370	7%
Other Property Types	281	10	—	—	291	6%
Retail	99	57	122	—	278	5%
Strategic Investments	—	—	—	—	95	2%
Total	$1,594	$1,615	$745	$1,134	$5,183	100%

Geography	Real Estate Finance	Net Lease	Operating Properties	Land & Dev	Total	% of Total
Northeast	$838	$383	$—	$204	$1,425	27%
West	85	411	63	400	959	19%
Southeast	145	242	283	160	830	16%
Mid-Atlantic	299	140	143	199	781	15%
Southwest	56	217	187	150	610	12%
Central	139	80	52	8	279	5%
Various	32	142	17	13	204	4%
Strategic Investments	—	—	—	—	95	2%
Total	$1,594	$1,615	$745	$1,134	$5,183	100%

(1) Based on carrying value of the Company’s total investment portfolio, gross of accumulated depreciation and general loan loss reserves.